UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 24, 2011

TRUMP ENTERTAINMENT RESORTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
(Commission File Number)	(IRS Employer Identification No.)

1000 Boardwalk at Virginia Avenue
Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5534
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On May 24, 2011, Trump Entertainment Resorts, Inc. (the “Company”) and its subsidiary, Trump Marina Associates, LLC, completed the previously announced sale of the Trump Marina Hotel and Casino in Atlantic City, New Jersey (the “Property”) to Golden Nugget Atlantic City, LLC (“Golden Nugget”), an affiliate of Landry’s Restaurants, Inc., pursuant to the Asset Purchase Agreement dated as of February 11, 2011 (the “Asset Purchase Agreement”).  The cash proceeds of the sale were $37.3 million, after giving effect to certain adjustments as of the closing date as set forth in the Asset Purchase Agreement and before transaction expenses.  The proceeds are subject to certain post-closing adjustments, including adjustments based on working capital balances as of the closing of the sale, as set forth in the Asset Purchase Agreement.   In connection with the sale of the Property, the Company repaid $30.0 million of debt outstanding under its secured credit facility with Beal Bank, as agent, and Icahn Partners and certain affiliates, as lenders.  Of this $30.0 million paydown, $28.0 million represented net cash proceeds of the sale and $2.0 million was repaid with other restricted cash.

As previously disclosed, the Company has agreed to provide certain transition services to Golden Nugget for a period of up to one year following the closing of the sale.  The Company will be reimbursed for its costs of providing such services.

A copy of the Asset Purchase Agreement was previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2011, and is incorporated herein by reference, qualifying the description herein in its entirety.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information.

Attached hereto, and incorporated by reference herein, as Exhibit 99.1 is the Company’s unaudited pro forma financial information giving effect to the sale of the Property.  The historical financial information of the Company has been derived from the historical audited and unaudited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011. The unaudited pro forma condensed consolidated balance sheet was prepared as if the disposition of the Property occurred on March 31, 2011. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2011, the period from July 16, 2010 through December 31, 2010, the period from January 1, 2010 through July 15, 2010 and the fiscal years ended December 31, 2009 and 2008 were prepared as if the disposition of the Property occurred at the beginning of each respective period.  The unaudited pro forma condensed consolidated financial statements are based upon available information and assumptions that the Company believes are reasonable.

The unaudited pro forma condensed consolidated financial information has been provided for informational purposes only and does not purport to represent what the financial position or results of operations of the Company would have been had the transaction occurred on the dates noted above, or to project the results of operations or financial position of the Company for any future periods.  In the opinion of management, all necessary adjustments to the unaudited pro forma financial information have been made.

The unaudited pro forma consolidated financial information should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the historical financial statements and related notes thereto of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011.

(d) Exhibits.

99.1	Unaudited pro forma financial information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report on Form 8-K, including any exhibits being furnished as part of this report, as well as other statements made by the Company may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Registrant’s current views with respect to current events and financial performance. The words “possible,” “propose,” “might,” “could,” “would,” “projects,” “plan,” “forecasts,” “anticipates,” “expect,” “intend,” “believe,” “seek,” or “may,” and the negative of these terms and other comparable terminology, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements may include statements other than historical information or statements of current condition, which represent only the Registrant’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Registrant’s control.  Forward-looking statements are subject to a number of risks, contingencies and uncertainties, some of which our management has not yet identified.  Forward-looking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors, certain (but not all) of which are discussed in the risk factors included in the Registrant’s reports filed with the SEC including, but not limited to, their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.  Similarly, these and other factors can affect the value of the Company’s common stock and/or other equity securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 31, 2011

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ David R. Hughes
David R. Hughes Chief Financial Officer